UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2025

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 2

San Antonio, TX 78205

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

 627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Assignment and Assumption of Lease

On March 7, 2025, Scorpius Holdings, Inc. (the “Company”) entered into an Assignment and Assumption of Lease (the “Lease Assignment”) with a third party (“Assignee”) and Durham Keystone Tech 7, LLC (the “Landlord”) pursuant to which the Company assigned to Assignee all of its rights and obligations under its Lease, dated June 21, 2021, as amended (the “Lease”), for its former principal offices in Morrisville, North Carolina. In connection with the Lease Assignment, the Company paid $55,720.17 to the Landlord for the monthly rent due under the Lease for the month of March 2025 and sold certain furniture, fixtures and equipment on the leased premises to Assignee for $55,720.17. The Assignee’s obligation to pay monthly rent to Landlord under the Lease will commence on April 1, 2025. leased premises to Assignee for $55,720.17. The Assignee’s obligation to pay monthly rent to Landlord under the Lease will commence on April 1, 2025. The Company will save over $4,000,000 in rent and facility-related obligations and expenses over the remaining lease period. The Company has moved its principal offices to San Antonio, Texas.

The foregoing does not purport to be a complete description of the Lease Assignment and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Second Amendment to the Asset and Equity Interests Purchase Agreement

Effective as of March 12, 2025, the Company entered into a Second Amendment (the “Second Amendment”) to the Asset and Equity Interests Purchase Agreement, dated as of December 11, 2023, as amended as of July 30, 2024 (the “Purchase Agreement”), by and between Elusys Holdings Inc. (“Elusys Holdings”) and the Company. Pursuant to the Second Amendment, in exchange for the payment of $500,000 by Elusys Holdings to the Company on or about March 12, 2025, the Purchase Agreement was amended to eliminate the payment of $2.5 million to the Company on or prior to December 31, 2028.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Assignment and Assumption of Lease, by and between Scorpius Holdings, Inc., Revvity, Inc. and Durham Keystone Tech 7, LLC
10.2	Second Amendment to the Asset and Equity Interests Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer